UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive
Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The New Exchangeable Notes (as defined below) are expected to be issued by Sabre GLBL Inc. (“Sabre GLBL”) to the Exchange Participants (as defined below) in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Sabre Corporation (“Sabre”) relied on this exemption from registration based in part on representations made by the Exchange Participants in the Exchange Agreements (as defined below).

Item 7.01	Regulation FD Disclosure.

On March 4, 2024, Sabre issued a press release announcing entry into the Exchange Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 8.01	Other Events.

On March 1, 2024, Sabre and its wholly-owned subsidiaries, Sabre Holdings Corporation and Sabre GLBL, entered into privately-negotiated exchange agreements (the “Exchange Agreements”) with a limited number of existing holders of Sabre GLBL’s outstanding 4.000% Exchangeable Senior Notes due 2025 (the “Existing Exchangeable Notes”), who are institutional “accredited investors” (within the meaning of Rule 501 promulgated under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (such existing holders, the “Exchange Participants”) to exchange (the “Exchange”) $150.0 million aggregate principal amount of the Exchange Participants’ Existing Exchangeable Notes for $150.0 million aggregate principal amount of Sabre GLBL’s newly-issued Exchangeable Senior Notes due 2026 (the “New Exchangeable Notes”) and approximately $32.6 million of cash, with such cash payment representing the premium paid for the Existing Exchangeable Notes in excess of par value and accrued and unpaid interest on the Existing Exchangeable Notes. The interest rate for the New Exchangeable Notes will be determined over a valuation period based on the volume-weighted average price of Sabre’s common stock over a valuation period expected to begin on March 4, 2024 and end on March 15, 2024. However, the interest rate for the New Exchangeable Notes will not be greater than 7.50% or less than 4.00%.

The New Exchangeable Notes will be issued under an indenture (the “New Exchangeable Notes Indenture”), expected to be dated on or around March 19, 2024, among Sabre GLBL, Sabre, Sabre Holdings Corporation and U.S. Bank Trust Company, National Association, and the issuance of the New Exchangeable Notes is expected to close on or around March 19, 2024, subject to customary closing conditions. Following the Exchange, Sabre anticipates that $183.0 million aggregate principal amount of the Existing Exchangeable Notes will remain outstanding. Neither Sabre nor Sabre GLBL will receive any cash proceeds from the Exchange.

The New Exchangeable Notes will be senior, unsecured obligations of Sabre GLBL and will be guaranteed on a senior unsecured basis by Sabre and Sabre Holdings Corporation. The New Exchangeable Notes will pay interest semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2024, and will mature on August 1, 2026, unless earlier repurchased or exchanged. Before February 1, 2026, holders will have the right to exchange their New Exchangeable Notes only upon the occurrence of certain events. From and after February 1, 2026, holders may exchange their New Exchangeable Notes at any time at their election until the close of business on the second scheduled trading day immediately before August 1, 2026. Sabre GLBL will have the right to elect to settle exchanges in cash, shares of Sabre’s common stock or in a combination of cash and Sabre’s common stock at Sabre GLBL’s election. Upon exchange of any New Exchangeable Note, the exchange value will be determined over a period of multiple trading days. The initial exchange rate per $1,000 principal amount of New Exchangeable

Notes will be 222.2222 shares of Sabre’s common stock, which represents an initial exchange price of approximately $4.50 per share of Sabre’s common stock. The initial exchange price represents a premium of approximately 72.4% over the last reported sale price of $2.61 per share of Sabre’s common stock on March 1, 2024. The exchange rate and exchange price will be subject to adjustment upon the occurrence of certain events. The New Exchangeable Notes will not be redeemable prior to their maturity.

Upon any future occurrence of a “Fundamental Change” (as will be defined in the New Exchangeable Notes Indenture), holders may require Sabre GLBL to repurchase their New Exchangeable Notes at a price equal to principal amount plus accrued and unpaid interest. If a “Make-Whole Fundamental Change” (as will be defined in the New Exchangeable Notes Indenture) occurs with respect to any New Exchangeable Note and the exchange date for the exchange of such New Exchangeable Note occurs during the related “Make-Whole Fundamental Change Exchange Period” (as will be defined in the New Exchangeable Notes Indenture), then, subject to the provisions set forth in the New Exchangeable Notes Indenture, the exchange rate applicable to such exchange will be increased by a number of shares set forth in the table contained in the New Exchangeable Notes Indenture.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, the New Exchangeable Notes or Sabre’s common stock, if any, issuable upon exchange of the New Exchangeable Notes, nor shall there be any sale of the New Exchangeable Notes or Sabre’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” “guidance,” “outlook,” “trend,” “on course,” “on track,” “target,” “potential,” “benefit,” “goal,” “believe,” “plan,” “confident,” “anticipate,” “indicate,” “trend,” “position,” “optimistic,” “will,” “forecast,” “continue,” “strategy,” “estimate,” “project,” “may,” “should,” “would,” “intend,” or the negative of these terms or other comparable terminology, including statements relating to the consummation of the Exchange and the issuance of the New Exchangeable Notes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 15, 2024, and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated March 4, 2024.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2024

Sabre Corporation

By:	/s/ Michael Randolfi
Name:	Michael Randolfi
Title:	Executive Vice President and Chief Financial Officer